UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 29, 2007

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)    On October 29, 2007 the Board of Directors of Nautilus, Inc. (the “Company”) approved the adoption by its wholly-owned subsidiary, DashAmerica, Inc., an entity doing business as Pearl iZUMi USA (“Pearl Izumi”), of a retention bonus plan (the “Plan”) applicable to certain employees of Pearl Izumi. The Plan was adopted in connection with the previously announced possible divestiture of Pearl Izumi or its assets. Under the Plan, certain employees of Pearl Izumi, including Juergen Eckmann, President of the Company’s apparel division, would be entitled to receive cash bonuses contingent upon the sale of Pearl Izumi under certain circumstances. If bonuses become payable under the Plan, Mr. Eckmann, a named executive officer of the Company, would be entitled to receive up to an aggregate of $180,000. Under the Plan a bonus of $90,000 would be due upon completion of a sale meeting certain criteria. Additionally, regardless of whether such criteria are met and such bonus is paid, Mr. Eckmann would be due a bonus of $90,000 upon (i) the continuation of Mr. Eckmann’s employment with Pearl Izumi for six months following a sale or (ii) the termination of Mr. Eckmann’s employment either by Pearl Izumi (or its successor) without cause, or by Mr. Eckmann for good reason, prior to the completion of such six month period

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.

(Registrant)

By:	/s/ William D. Meadowcroft
William D. Meadowcroft
Chief Financial Officer, Secretary and Treasurer

November 2, 2007

(Date)